UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 18, 2022

(Date of earliest event reported)

Corvus Gold ULC

(as successor by amalgamation to Corvus Gold Inc.)

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-39437	98-0668473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1750, 700 West Pender Street Vancouver, British Columbia, Canada	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (604) 638-3246

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Shares, no par value	KOR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Pursuant to the Arrangement Agreement, dated as of September 13, 2021 (the “Arrangement Agreement”), by and among Corvus Gold Inc., a corporation existing under the laws of British Columbia (the “Company”), 1323606 B.C. Unlimited Liability Company, an unlimited liability company existing under the laws of British Columbia (the “Purchaser”) and AngloGold Ashanti Holdings plc, a public limited company existing under the laws of the Isle of Man (the “Guarantor”), at 12:01 a.m. (Vancouver Time) on January 18, 2022, the Company consummated the statutory plan of arrangement under the Business Corporations Act (British Columbia) (the “Arrangement”), pursuant to which the Purchaser among other things, acquired the remaining 80.5% of the outstanding common shares of the Company (the “Corvus Shares”) not already owned by AngloGold Ashanti Limited (“AGA”) and its affiliates (collectively, the “AGA Group”). The Purchaser is an indirect wholly owned subsidiary of AGA and the Guarantor is a direct wholly owned subsidiary of AGA.

At the effective time of the Arrangement (the “Effective Time”), the Purchaser acquired all of the Corvus Shares not already owned by the AGA Group for C$4.10 per Corvus Share (the “Consideration”). Subsequently, the Purchaser and the Company were amalgamated to form one corporate entity (Corvus Gold ULC), with the legal existence of the Purchaser surviving the amalgamation and the Corvus Shares were canceled pursuant to the Arrangement. AngloGold Ashanti (U.S.A.) Holdings Inc., which is the direct parent company of the Purchaser, received one common share in the authorized share structure of Corvus Gold ULC for each common share previously held by AngloGold Ashanti (U.S.A.) Holdings Inc. in the Purchaser. Corvus Gold ULC is now an indirect wholly owned subsidiary of AGA.

As part of the Arrangement, each option to purchase a Corvus Share (a “Corvus Option”) that was outstanding immediately prior to the Effective Time of the Arrangement, notwithstanding the terms of such Corvus Option (whether vested or unvested) was, at the Effective Time, immediately canceled in exchange for a cash payment from the Company equal to the amount by which the Consideration exceeds the exercise price of each such Corvus Option.

The total amount of funds used to complete the Arrangement and related transactions and pay related fees and expenses was approximately $368,000,000, which was funded through the working capital of the Purchaser and its affiliates.

Immediately prior to the Effective Time, the AGA Group owned 24,774,949 Corvus Shares, representing 19.5% of the issued and outstanding Corvus Shares, based on 127,003,470 Corvus Shares outstanding immediately prior to the Effective Time.

The description of the Arrangement Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Arrangement Agreement, which is incorporated herein by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 17, 2021.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously announced by the Company in its Current Report on Form 8-K as filed with the SEC on January 13, 2022, on January 7, 2022, the Company notified the Nasdaq Capital Market (“NASDAQ”) of its intention to voluntarily delist all of its securities from NASDAQ. In connection with the closing of the Arrangement, in coordination with NASDAQ, a Form 25 relating to the delisting of its shares was filed with the SEC on January 18, 2022.

Corvus Gold ULC expects the delisting of its shares to become effective 10 days following the filing, or January 28, 2022. The anticipated effective date may be delayed if the SEC postpones the effectiveness of the application to delist for other reasons. Concurrent with the delisting from NASDAQ, Corvus Gold ULC intends to file a Form 15 with the SEC to terminate the registration of its shares under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to suspend its reporting obligations with the SEC. Corvus Gold ULC expects that its obligation to file reports with the SEC will be suspended immediately upon the filing of the Form 15. Corvus Gold ULC reserves the right to delay the filing of the Form 15 or withdraw the form for any reason prior to its effectiveness.

Item 3.03 Material Modifications to Rights of Security Holders.

As set forth under Item 2.01 of this Current Report on Form 8-K, at the Effective Time, each Corvus Share issued and outstanding immediately prior to the Effective Time, other than certain excluded shares held by the AGA Group, was acquired by the Purchaser in exchange for the Consideration, and each Corvus Share was subsequently canceled. At the Effective Time, all holders of the Corvus Shares (other than such excluded shares held by the AGA Group) ceased to have any rights with respect thereto other than the right to receive the Consideration.

Each Corvus Option that was outstanding immediately prior to the Effective Time of the Arrangement, notwithstanding the terms of such Corvus Option (whether vested or unvested) was, at the Effective Time, immediately canceled in exchange for a cash payment from the Company equal to the amount by which the Consideration exceeds the exercise price of each such Corvus Option.

The information set forth under Items 2.01, 3.01, 5.01, 5.03 and 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

As a result of the Arrangement, a change in control of the Company occurred, and Corvus Gold ULC is now an indirect wholly owned subsidiary of AGA.

The disclosure regarding the Arrangement and the Arrangement Agreement set forth under Item 2.01 of this Current Report on Form 8-K and the information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

In connection with the consummation of the Arrangement, all of the directors of the Company resigned from their positions as directors of the Company, as of the Effective Time. None of these resignations were the result of any disagreement with the Company, its management or the Board of Directors of the Company.

Following the consummation of the Arrangement, Timothy Thompson and Robert Hayes were appointed as directors of Corvus Gold ULC. To Corvus Gold ULC’s knowledge, these appointments were not made pursuant to any arrangement or understanding between either Mr. Thompson or Mr. Hayes and any other person (other than agreements in connection with the Arrangement Agreement), and Mr. Thompson and Mr. Hayes have not entered into (or proposed to enter into) any transactions required to be reported under Item 404(a) of Regulated S-K (other than the Arrangement). Mr. Thompson and Mr. Hayes have no family relationship with any of the other directors or executive officers or any persons nominated or chosen by Corvus Gold ULC to be a director or executive officer. Neither Mr. Thompson nor Mr. Hayes have entered into any other material plan, contract, arrangement or amendment in connection with their appointment to the Board of Directors.

Executive Officers

In connection with the consummation of the Arrangement, all of the officers of the Company resigned from their positions as officers of the Company, as of the Effective Time. None of these resignations were the result of any disagreement with the Company, its management or the Board of Directors of the Company.

In connection with the Arrangement, Corvus Gold ULC has appointed Timothy Thompson as President of the company. Mr. Thompson, 55, has been Senior Vice President – North America at AngloGold Ashanti Limited since December 2021. Prior to this, Mr. Thompson served as Senior Vice President – Growth and Exploration at AngloGold Ashanti Limited.

In connection with the Arrangement, Corvus Gold ULC has appointed Wayne Chancellor as Vice President and Secretary of the company. Mr. Chancellor, 63, has been Vice President – Legal and Government Affairs at AngloGold North America Inc. since March 2021. Prior to this, Mr. Chancellor served as Vice President – Legal North America and Growth and Exploration at AngloGold Ashanti North America Inc. from July 2019 to February 2021. Prior to this, Mr. Chancellor served as Vice President – Legal Americas at AngloGold Ashanti North America Inc. from December 2016 to June 2019.

In connection with the Arrangement, Corvus Gold ULC has appointed Katie Burritt as Treasurer of the company. Ms. Burritt, 56, has been Senior Manager – Finance at AngloGold Ashanti North America Inc. since May 2019. Prior to this, Ms. Burritt served as Manager – Reporting and Budgeting at AngloGold Ashanti North America Inc. from March 2015 to April 2019.

To Corvus Gold ULC’s knowledge, the appointments of Mr. Thompson, Mr. Chancellor and Ms. Burritt were not made pursuant to any arrangement or understanding between them and any other person (other than agreements in connection with the Arrangement Agreement). There are no family relationships between these individuals and any of the other directors or executive officers or any persons nominated or chosen by Corvus Gold ULC to be a director or executive officer. There are no related party transactions in respect of Corvus Gold ULC of the kind described in Item 404(a) of Regulation S-K in which any of these individuals was a participant (other than the Arrangement).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As part of the completion of the Arrangement, the Company and the Purchaser were amalgamated to form one corporate entity, with the name “Corvus Gold ULC”. The articles and notice of articles of Corvus Gold ULC are substantially in the form of the articles and notice of articles of the Purchaser, as in effect prior to the completion of the Arrangement.

A copy of the Notice of Articles and Articles of Corvus Gold Inc. are filed with this current report as Exhibits 4.1 and 4.2.

Item 8.01 Other Events.

Delisting of Common Stock from the Toronto Stock Exchange. On January 18, 2022, in connection with the completion of the Arrangement, Corvus Gold ULC notified the Toronto Stock Exchange (the “TSX”) that the Arrangement had been completed and requested that its shares be delisted from the TSX.

On January 18, 2022, the Company issued a press release announcing the delisting of its shares from the TSX. A copy of the press release issued by the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cessation of Reporting Obligations in Canada. An application was made for Corvus Gold ULC to cease to be a reporting issuer in the provinces of Canada in which it is a reporting issuer, such provinces being British Columbia, Alberta and Ontario, and to otherwise terminate Corvus Gold ULC's public reporting requirements.

Closing of the Arrangement. On January 18, 2022, the Company and AGA issued a joint press release announcing the closing of the Arrangement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Exhibits

Exhibit No.	Name
2.1	Arrangement Agreement dated September 13, 2021, by and among Corvus Gold Inc., 1323606 B.C. Unlimited Liability Company and AngloGold Ashanti Holdings plc* (incorporated by reference to Exhibit 2.1 to the Company’s Current Report as filed with the SEC on September 17, 2021)

4.1	Notice of Articles of Corvus Gold ULC

4.2	Articles of Corvus Gold ULC

99.1	Press Release dated January 18, 2022
104	Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVUS GOLD ULC (Registrant)

DATE: January 19, 2022	By:	/s/ Timothy Thompson
	Name:	Timothy Thompson
	Title:	President